Exhibit 4

República Oriental del Uruguay

Ministerio de Economía y Finanzas

Montevideo, November 13, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

United States of America

Ladies and Gentlemen:

I have acted as Legal Counsel to the Ministry of Economy and Finance of República Oriental del Uruguay (the “Republic” or “Uruguay”) in connection with the Republic’s offering pursuant to the registration statement (File no. 333-270970) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act, of an additional U.S.$700,000,000 aggregate principal amount of its 5.750% Bonds due 2034 (the “Bonds”), which were issued under an indenture dated as of October 27, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as trustee.

The Registration Statement, as of November 6, 2023, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as they relate to the Bonds (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference therein, are herein called the “Registration Statement”; the related prospectus dated July 5, 2023, included in the Registration Statement, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated November 6, 2023 for the Bonds, as filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; the related prospectus supplement dated November 6, 2023 for the Bonds as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

In arriving at the opinions expressed below, I have reviewed the following documents:

(i) The Registration Statement, the Base Prospectus and the Preliminary Prospectus Supplement;

(ii) copies of the executed Indenture;

(iii) copies of the Bonds in global form, as executed by the Republic;

(iv) all relevant provisions of the Constitution of Uruguay and all relevant laws and orders under which the issuance of the Bonds have been authorized, including but not limited to the following (English translations of which are attached as exhibits hereto):

1)	the Constitution of República Oriental del Uruguay, in particular Article 85(6),

2)	Law 19,924 dated December 18, 2020, Articles 697 to 701,

3)	Law 20,075 dated October 20, 2022, Article 500,

(v) the following Decree and Resolution of the Republic and of the Ministry of Economy and Finance, respectively, under which the issuance of the Bonds have been authorized (translations of which are attached as exhibits hereto):

1)	Decree No. 350/023 of the Executive Power of the Republic, dated November 1, 2023; and

2)	Resolution of the Ministry of Economy and Finance, dated November 3, 2023;

(vi) all such other documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under, and with respect to, the present laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 5 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2022. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

[Signature page follows]

Very truly yours,

/s/ Gabriela Tobías Pedronzo

Dra. Gabriela Tobías Pedronzo
Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

EXHIBITS

NATIONAL CONSTITUTION English translation of excerpt

English Translation

https://www.impo.com.uy/bases/constitucion/1967-1967/85

Article 85.- It is within the scope of the General Assembly: …

6) To authorize, at the request of the Executive Power, the National Public Debt, consolidate the same, designate its guarantees and regulate the public credit, being it required in the first three cases, the absolute majority vote of all the members of each Chamber.

Law Nº 19,924

NATIONAL BUDGET FOR SALARIES, EXPENSES AND INVESTMENTS. YEAR 2020-2024

English Translation

https://www.impo.com.uy/bases/leyes/19924-2020

LEGISLATIVE POWER

The Senate and the Chamber of Representatives of the Republic of Uruguay having met together as General Assembly

DECREE:

SECTION VIII

MISCELLANEOUS PROVISIONS

Article 697.-

For the purposes of Section 696 of this Law, total net indebtedness of the Central Government is understood as the total issuance of public market debt securities and loan disbursements from financial institutions and multilateral credit organizations, deducting the contractual or anticipated amortizations and cancellations of public debt securities and loans, as well as the variation of financial assets of the Central Government during the exercise.

Article 698.-

The Ministry of Economy and Finance will publish quarterly the evolution of the net debt accumulated in the course of the year, as established in Sections 696 and 697 of this Law.

Article 699.-

In the event of situations of serious economic slowdown, substantial changes in relative prices, emergency situations or national disasters, the annual maximum referred to in Section 696 may be increased by up to 30% (thirty percent), reporting to the General Assembly of the Legislative Power and without altering the limit set for the following fiscal year.

The authorities of the Ministry of Economy and Finance, representing the Central Government, must appear before the General Assembly within a period of no more than thirty calendar days after invoking the safeguard clause, in order to report the reasons to activate this clause.

Article 700.-

The evaluation of compliance with the provisions of article 696 of this law, at the end of each year, will be carried out once the figures corresponding to the last quarter of the respective year are available, reporting to the General Assembly of the Legislative power.

Article 701.-

For the purposes of controlling the maximum amounts of annual net indebtedness referred to in Article 696 of this law, the liabilities incurred and debt repayments made in a currency other than the United States dollar will be valued at the exchange rate in effect at the close of the business day on which the transaction was settled, based on the arbitrations defined by the Central Bank of Uruguay. For debt, contracted or amortized, expressed in other units of account in local currency, the official quotes published by the competent bodies will be applied.

Sessions Room of the Chamber of Representatives, in Montevideo, on 10 December 2020.

(signed) MARTÍN LEMA

President

FERNANDO RIPOLL FALCONE

Secretary

Presidency of the Republic of Uruguay

MINISTRY OF INTERIOR

MINISTRY OF FOREIGN AFFAIRS

MINISTRY OF ECONOMY AND FINANCE

MINISTRY OF NATIONAL DEFENSE

MINISTRY OF EDUCATION AND CULTURE

MINISTRY OF TRANSPORTATION AND PUBLIC WORKS

MINISTRY OF LABOR AND SOCIAL SECURITY

MINISTRY OF PUBLIC HEALTH

MINISTRY OF LIVESTOCK, AGRICULTURE AND FISHERIES

MINISTRY OF TOURISM

MINISTRY OF HOUSING AND TERRITORIAL ORDER

MINISTRY OF SOCIAL DEVELOPMENT

MINISTRY OF ENVIRONMENT

Montevideo, 18 December, 2020.

Law Nº 20,075

APPROVAL OF RENDITION OF ACCOUNTS AND BALANCE OF BUDGET EXECUTION (BUDGET REVIEW). FISCAL YEAR 2021.

English Translation

https://www.impo.com.uy/bases/leyes/20075-2022/500

LEGISLATIVE POWER

The Senate and the Chamber of Representatives of the Republic of Uruguay having met together as General Assembly

DECREE:

SECTION VIII

MISCELLANEOUS PROVISIONS

Article 500

For the purposes of the provisions of numeral 6) of article 85 of the Constitution of the Republic, the Central Government is authorized to contract a total net indebtedness for the year 2023, which may not exceed the equivalent of US$ 2,200,000,000 (two thousand two hundred million dollars of the United States of America).

The provisions contained in articles 697 to 701 of Law No. 19,924 of December 18, 2020 will be applicable, as pertinent.

Session Room of the House of Representatives, in Montevideo, on October 18, 2022.

OPE PASKET,

President.

Fernando Ripoll Falcone,

Secretary.

MINISTRY OF INTERIOR

MINISTRY OF FOREIGN AFFAIRS

MINISTRY OF ECONOMY AND FINANCE

MINISTRY OF NATIONAL DEFENSE

MINISTRY OF EDUCATION AND CULTURE

MINISTRY OF TRANSPORTATION AND PUBLIC WORKS

MINISTRY OF INDUSTRY, ENERGY AND MINING

MINISTRY OF LABOR AND SOCIAL SECURITY

MINISTRY OF PUBLIC HEALTH

MINISTRY OF LIVESTOCK, AGRICULTURE AND FISHERIES

MINISTRY OF TOURISM

MINISTRY OF HOUSING AND LAND ORDERING

MINISTRY OF SOCIAL DEVELOPMENT

ENVIRONMENT MINISTRY

Montevideo, October 20, 2022

MINISTRY OF ECONOMY AND FINANCE

Montevideo, November 1st, 2023.

2023-5-1-0008814	IN VIEW OF: the technical report of the Public Debt Management Unit of the Ministry of Economy and Finance regarding the access of the Republic of Uruguay to the international capital market;

AS A RESULT: I) that the report itself recognizes the opportunity of carrying out a reopening in the debt securities of the Republic of Uruguay, in dollars of the United States of America and governed by foreign law, called “Bonds Indexed to Climate Change Indicators (BIICC)”, issued in the international market on October 28, 2022, with final maturity in October 2034 and with amortization payable in the last 3 (three) years in equal, annual and consecutive installments upon maturity;

II) that the Ministry of Economy and Finance, through the Public Debt Management Unit, has received proposals from leading financial institutions, in which recommendations and indicative terms are detailed to execute the eventual operation indicated above;

III) that of the received proposals, the most convenient ones prove to be those presented by BNP PARIBAS SECURITIES CORP., GOLDMAN SACHS & CO. LLC. y SCOTIA CAPITAL (USA) INC., taking into consideration, among other factors, the financial conditions there indicated;

HK/A-MB	WHEREAS: I) that the proposal and joint recommendation submitted by the selected financial institutions is satisfactory;

II) that bidding firms are institutions with significant presence and participation in the international capital markets and with a satisfactory background in terms of placement of sovereigns’ issuances of public debt securities in those markets, as well as in the placement of sustainable debt instruments;

WITH REGARD TO: what has been advised by the Public Debt Management Unit of the Ministry of Economy and Finance and what set forth in numeral 8, literal D) of article 482 of Law No. 15.903, dated November 10, 1987, amended by article 314 of Law No. 19.889, dated July 9, 2020; articles 697 to 701 of Law No. 19.924, dated December 18, 2020; article 500 of Law No. 20.075, dated October 20, 2022; and Decree No. 299/022 dated September 19, 2022, amended by Decree No. 322/022, dated September 29, 2022, and Decree Nº 333/022, dated October 19, 2022;

THE PRESIDENT OF THE REPUBLIC

D E C R E E S :

ARTICLE 1.—The reopening for up to the sum of US$ 750:000,000 (dollars of the United States of America seven hundred and fifty million), of the debt securities of the Republic of Uruguay, in dollars of the United States of America and governed by foreign law, called “Bonds Indexed to Climate Change Indicators (BIICC)”, issued in the international market on October 28, 2022, with final maturity in October 2034, with amortization payable in the last 3 (three) years in equal, annual and consecutive installments, which were timely provided by Decree No. 333/022, of October 19, 2022, and under the same conditions as those established therein, with the exception of the first interest payment date.

The minimum denomination of each Bond resulting from this reopening, called “Bonds Indexed to Climate Change Indicators” (BIICC) – Second Series”, will not be less than US$ 1.00 (one United States dollar).

ARTICLE 2º.-The debt securities to be issued will be nominative and will bear the printed signatures of the Minister of Economy and Finance and the Accountant General of the Nation; they will be placed in the international market in the manner and conditions required in said market.

The planned issue date will not be later than December 31, 2023.

ARTICLE 3º.- The interest that will accrue on the aforementioned Bonds will be paid semiannually, in dollars of the United States of America. The first interest maturity of the so-called “Bonds Indexed to Climate Change Indicators (BIICC) – Second Series” will take place on April 28, 2024.

ARTICLE 4º.- .- The interest payments and/or the repurchase corresponding to the totality of the debt instruments referred to in this Decree, as well as the commissions and expenses for any other concept that the administration and placement of these demands, will be attended by the Central Bank of Uruguay in its capacity as Financial Agent of the State and, through the paying agent(s) designated or agreed upon.

ARTICLE 5º.- The conditions and requirements set forth in Decree No. 333/022, of October 19, 2022, will be applicable for the reopening referred to in article 1 of this decree.

ARTICLE 6º.- Authorizes the issuance of provisional or global certificates representative of the debt securities until their final issuance if they are necessary.

ARTICLE 7°.- The expenses of issuance, printing, listing, fund transfers, commissions, dissemination of the operation to the local and international community, coverage, as well as all other expenses typically necessary for the issuance, administration and placement of these debt securities, will be chargeable. to the resources coming from their own placement.

ARTÍCULO 8º.- Commits the Ministry of Economy and Finance to negotiate and sign, on behalf of the Republic, all relevant contracts and documents required for the purposes of the operations provided for in this Decree.

The Central Bank of Uruguay, in its capacity as Financial Agent of the State, will carry out the pertinent procedures to make the operations effective.

The representation of the State will be exercised, indistinctly, by the Minister of Economy and Finance, Ec. Azucena Arbeleche, the Undersecretary of the Ministry of Economy and Finance, Cr. Alejandro Irastorza, the Director of Economic Policy, Ec. Marcela Bensión and by the Director of the Public Debt Management Unit of the Ministry of Economy and Finance, Ec. Herman Kamil.

ARTÍCULO 9º.- Entrusts Drs. Marcos Álvarez Rego, Fernando Scelza Martínez, Gonzalo Muñiz Marton and Gabriela Tobias Pedronzo, indistinctly, in their status as Legal Advisors of the Ministry of Economy and Finance, the drafting and signing of the corresponding legal opinions.

ARTÍCULO 10.- Entrusts the General Director of the Ministry of Economy and Finance, Dr. Mauricio di Lorenzo, the Assistant to the General Director of the Secretary, Dra. Gabriela Torres, and the General Accountant of the Nation, Cra. Magela Manfredi, indistinctly, the issuance of the pertinent records and certifications.

ARTÍCULO 11.- To be notified and filed.

(Signed)	(Signed)
Azucena Arbeleche	Luis Lacalle Pou
President of the Republic

MINISTRY OF ECONOMY AND FINANCE

Montevideo, November 3th, 2023.

2023-5-1-0008814	IN VIEW OF: Decree Nº 350/023, dated November 1st, 2023;

GTP/A-MB	AS A RESULT: I) that by the Article 1º of the said Decree which authorized the reopening up to the amount of US$ 750:000.000 (dollars of the United States of America seven hundred and fifty million), of the debt securities of the Republic of Uruguay, in dollars of the United States of America and governed by foreign law, called “Bonds Indexed to Climate Change Indicators (BIICC) “, issued in the international market on October 28, 2022, with final maturity in October 2034, with amortization payable in the last 3 (three) years in equal, annual and consecutive installments, as provided by Decree No. 333/022, dated on October 19, 2022, and under the same conditions as those established therein, with the exception of the first interest payment date;

II) that by article 8 of the aforementioned Decree, this Secretary of State is authorized to sign on behalf of the Republic the contracts and documents required for the purposes of the operations referred to in Decree No. 350/023, dated on November 1st, 2023;

WHEREAS: that by the aforementioned Decree, the Ministry of Economy and Finance was entrusted to negotiate and sign, on behalf of the Republic, the relevant contracts and documents, and the Minister of Economy and Finance, Ec. Azucena Arbeleche, was appointed to the Undersecretary of the Ministry of Economy and Finance, Cr. Alejandro Irastorza, to the Director of Economic Policy, Ec. Marcela Bensión and to the Director of the Debt Management Unit Division of the Ministry of Economy and Finance, Ec. Herman Kamil, to exercise, indistinctly, the representation of the State in the aforementioned operations;

WITH REGARD TO: that which has been previously arranged.

THE MINISTRY OF ECONOMY AND FINANCE

R E S O L V E S :

1º) To be approved the contract entitled “Underwriting Agreement”, to be underwritten by BNP PARIBAS SECURITIES CORP., GOLDMAN SACHS & CO. LLC. y SCOTIA CAPITAL (USA) INC., attached hereto and forms part of this Resolution, and prospectuses and other documents necessary to carry out all the operations anticipated in the decree mentioned in the “IN VIEW OF” section of the present Resolution.

2°) Transfer to the Public Debt Management Unit of this Secretary of State, for the purposes of the corresponding communication. Fulfilled, file.